NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK  ISSUABLE  UPON  CONVERSION OF
 THIS NOTE (THE "NOTE SHARES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND NEITHER THIS NOTE NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                             QUALITY PRODUCTS, INC.

                     6% Convertible Note Due August 31, 2001

 $ 500,000.00
                                                                Dublin, Ohio
                                                                August 31, 1996




         Quality Products, Inc., a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to PI, Inc., a Delaware corporation with offices at P.O. Box S, 70 Airport Road, Hyannis, Massachusetts 02601 (the "Holder"), the principal sum of Five Hundred Thousand Dollars ($500,000.00) on August 30, 2001, at Hyannis, Massachusetts or such other address as the Holder shall have specified by written notice to the Company (the "Payment Address") , in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and, except as otherwise provided herein, to pay interest (computed on the basis of a 365-day year, using the number of days actually elapsed) at such Payment Address, in like coin or currency, on said principal sum from the date hereof, quarterly on November 30, February 22, May 31 and August 31 in each year, commencing as of the date hereof, at the rate of six percent (6%) per annum. Interest shall be payable at the rate of twelve (12%) percent on the entire unpaid principal amount of this Note from and after the time such entire unpaid principal amount shall have become due and payable (whether at maturity or by acceleration).

         The entire unpaid principal amount of this Note, together with interest thereon shall, at the option of the Holder, exercised by written notice to the Company, forthwith be accelerated and become and be due and payable without further notice if the Company fails to pay any principal or interest payable hereunder as and when same become due and payable and such failure shall not have been cured within thirty (30) days after written notice thereof to the Company by the Holder of this Note.

         This Note is issued pursuant to a settlement agreement (the "Settlement Agreement") dated as of the date hereof, by and between the Company and PI, Inc. The Company agrees that from the date hereof through the earlier of (i) conversion of this Note or (ii) August 30, 2001, it will not issue any indebtedness senior to the indebtedness evidenced by this Note other than indebtedness issued to a Financial Institution (as defined). The term "Financial Institution" shall mean any bank as defined in Section 3(a)(2) of the Act, any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, or any insurance company as defined in Section 2(13) of the Act.


                                    ARTICLE 1

                        Redemption or Conversion of Note.


1.1 Mandatory Redemption of Note. This Note shall, without any action on the part of the holder thereof, be redeemed by the Company and automatically converted into fully paid and nonassessable shares of Common Stock at a conversion rate of $1.00 per share, on the date set forth in the "Redemption Notice" (as such term is defined below). The term "Redemption Notice" as used herein means a notice signed by the principal executive or financial officer of the Company, certifying that (a) the closing price per share of the Common Stock, determined in accordance with Section 1.9(b) of this Note, for each of the thirty (30) consecutive trading days ending not earlier than five days prior to the date of such notice exceeds $2.00, subject to adjustment as provided herein; and (b) that the Company has filed all periodic reports required to be filed under the Securities Exchange Act of 1934; and further providing that, unless converted earlier by the registered holder pursuant to Section 1.3, the entire principal amount of the Note will be converted into common stock at $1.00 per share on the date specified in the Redemption Notice which is not less than 15 days after the date of the Redemption Notice. The Note shall be deemed to have been redeemed, converted and satisfied on the date set forth in such notice, regardless of whether the Note has been physically surrendered for redemption. Notwithstanding anything to the contrary herein, the Company shall not be obligated to deliver certificates representing such shares of Common Stock until such Note has been physically surrendered to the Company.

1.2 Optional Redemption of Note by Company. The Company shall have the right, but not the obligation, to redeem the unpaid principal amount of this Note and convert it into fully paid and nonassessable shares of Common Stock of the Company at a conversion rate of $.75 per share. This option may be exercised by delivery of an "Optional Redemption Notice" which, as used herein, means a notice signed by the principal executive or financial officer of the Company certifying that (a) the closing price per share of Common Stock determined in accordance with Section 1.9(b) of this Note for each of the thirty (30) consecutive trading days ending not earlier than five days prior to the date of such notice, exceeds $1.50 per share, subject to adjustment as provided herein; and (b) that the Company has filed all periodic reports required to be filed under the Securities Exchange Act of 1934; and further providing that, unless converted earlier by the registered holder pursuant to Section 1.3, the entire principal amount of the Note will be converted into common stock at $.75 per share on the date set forth in the Optional Redemption Notice which is not less than 15 days after the date of the Optional Redemption Notice. The Note shall be deemed to have been redeemed, converted and satisfied on the date set forth in such notice, regardless of whether the Note has been surrendered for conversion. However, the Company shall not be obligated to deliver certificates representing such shares of Common Stock until such Note has been physically surrendered to the Company.

1.3 Optional Conversion at Holder's Request. Subject to and upon compliance with the provisions of this Section 1.3, the registered holder of this Note shall have the right, at its option, at any time prior to 5:00 P.M., New York City time on August 31, 2001, to convert the unpaid principal amount of this Note into fully paid and nonassessable shares of Common Stock of the Company.

                  (a) In order to exercise the conversion privilege, the Holder of this Note to be converted in whole or in part shall surrender the Note at the address of the Company, and together with the notice annexed hereto as Exhibit A. The number of shares of Common Stock issuable upon conversion shall be determined by dividing the amount of principal being converted by the conversion price in effect at such time. Such Holder shall thereupon be deemed the holder of the shares of Common Stock so issued and the principal amount of the Note shall be deemed to have been paid in full.

                  (b) As promptly as practicable after the surrender of such Note and the receipt of such notice, the Company shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Section 1.3.

                  (c) Each conversion shall be deemed to have been effected on the date on which such Note shall have been surrendered and such notice shall have been received by the Company, as aforesaid, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the conversion price in effect on the date upon which such Note shall have been surrendered.

                  (d) Conversion Price. The conversion price shall be the Current Market Price as of the date the Note is surrendered for conversion, determined in accordance with Section 1.9 of this Agreement; provided, however, that the conversion price may not be less than

         $.75 per share nor more than $1.00 per share, subject to adjustment as provided herein. Notwithstanding the foregoing, the number of shares of Common Stock issuable upon conversion will not be less than 12.5% of the Company's Common Stock, on a fully diluted basis, and after giving effect to such conversion. The term fully diluted basis as used in this Section shall mean the number of shares of Common Stock which would be outstanding after giving effect to the exercise and/or conversion of all rights, warrants and options to acquire Company Common Stock (collectively, the "Rights"), other than those Rights whose exercise price or conversion price is equal to or greater than the conversion price then in effect.

1.4 No Cash Payments in Lieu of Fractional Shares. No fractional shares of stock or scrip representing fractional shares shall be issued upon conversion of Notes.

1.5 Taxes on Shares Issued. The issue of stock certificates on conversion of this Note shall be made without charge to the Holder for any issue, stamp or other similar tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of the Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid or that no such tax is payable.

1.6 Reservation of Shares; Shares to be Fully Paid, Compliance with Governmental Requirements; Listing of Common Stock.

                  (a) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares to provide for the conversion of this Note.

                  (b) Before taking any action which would cause an adjustment reducing the conversion price below the then par value, if any, of the shares of Common Stock issuable upon conversion of this Note, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted conversion price.

                  (c) The Company covenants that all shares of Common Stock which may be issued upon conversion of this Note will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

                  (d) The Company further covenants that in the event that the Common Stock shall be listed on any registered stock exchange or any other national securities exchange (which term shall include the Nasdaq and the Nasdaq National Market) the Company will, if permitted by the rules of such exchange, list and keep listed and for sale so long as the

         Common Stock shall be so listed on such exchange, upon official notice of issuance, all Common Stock issuable upon conversion of this Note.

1.7 Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock or the class issuable upon conversion of this Note) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holder of this Note shall have the right thereafter by converting this Note, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by the Holder of the number of shares of Common Stock which might have been acquired upon conversion of this Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Note. The foregoing provisions of this Section 1.7 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

1.8 Payment of Interest on Conversion. The Company shall not, upon conversion of this Note, be required to pay any interest accrued thereon from the day immediately following the immediately preceding interest payment date through the date of conversion; provided, however, that the Company shall pay all unpaid interest accrued through and including the immediately preceding interest payment date.

1.9      Current Market Price.

                  (a) For the purpose of any computation under this Article 1, the current market price (the "Current Market Price") per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive trading days commencing forty-five (45) trading days before the day in question.

                  (b) The closing price for each day shall be (A) the average of the closing bid and asked quotations of the Common Stock on NASDAQ (which term shall include the Nasdaq Bulletin Board) or any other automated quotation system or (B) if the Common Stock shall be listed or admitted for trading on the New York or American Stock Exchange or any successor exchange, the last sale price, or if no sale occurred on such date, the average of the closing bid and asked prices of the Common Stock on such exchange, or (C) if the Common Stock shall not be included in any automated quotation system or listed on any such exchange, the average of the closing bid and asked quotation for Common Stock as reported by The Wall Street Journal, or if not reported therein, by the National Quotation Bureau Incorporated (or other recognized quotation service) if at least two (2) securities dealers have inserted both bid and asked quotations for Common Stock on at least five (5) of the ten (10) preceding trading days. If none of the conditions set forth above is met, the closing price of Common Stock on any day or the average of such closing prices for any period shall be the fair market value of Common Stock as determined by appraisal by an NASD member broker-dealer firm selected by the Board of Directors of the Company.

1.10 Adjustment of Conversion Price. In case the Company shall on any one or more occasions after the date hereof (1) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class) to all holders of its Common Stock, (2) subdivide its outstanding Common Stock, or (3) combine its outstanding Common Stock into a smaller number of shares, the conversion price in effect immediately prior thereto shall be adjusted so that the Holder of the Note thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above had such Note been converted immediately prior to the happening of such event. Any adjustment made pursuant to this Section 1.10 shall become effective immediately after the record date in the case of a dividend or distribution or the effective date in the case of a subdivision or combination. If, as a result of an adjustment made pursuant to this Section 1.10, the Holder of the Note thereafter surrendered for conversion shall become entitled to receive shares of two (2) or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written statement delivered to the Holder of the Note at his Payment Address) shall determine the allocation of the adjusted conversion price between or among shares of such classes of capital stock.


                                    ARTICLE 2

                 Registration under the Securities Act of 1933.

2.1 Piggyback Registration Rights. For the eight year period commencing the date hereof, the Company shall advise the Holder of the Note or the Note Shares by written notice at least two weeks prior to the filing of any registration statement under the Act (other than a registration statement on Form S-4, Form S-8 or subsequent similar forms) covering securities of the Company and will upon the request of such holder, include in any such registration statement such information as may be required to permit a public offering of the Note Shares; provided, however, that if the registration statement relates to a public offering by the Company of its securities and the managing underwriters advise the Holder that the inclusion in the offering of securities being sold by the Holder would adversely affect the ability of the Company to complete the public offering (and other selling stockholders, if any, are similarly advised), then the number of Note Shares to be registered by the Holder shall be reduced pro rata to the extent necessary to reduce the amount of securities to be included in the offering to the amount recommended by the managing underwriters. The Holder hereby further agrees not to make any sales of the securities so included for a period of one hundred eighty (180) days from the effective date of such registration statement. The Company shall keep such registration statement current for a period of up to six (6) months from the conclusion of such one hundred eighty (180) day period; provided, however, that the Company shall not be required to keep the registration statement effective beyond the date after which the registration statement must be amended to include updated audited financial statements. The Company shall supply prospectuses, qualify the Note Shares for sale in such states as the Holder reasonably requests and furnish indemnification in the manner as set forth in of this Article 2. Such holder shall furnish information and indemnification in the manner set forth in of this
Article 2.

2.2 Demand Registration Rights. If the Holder of the Note Shares shall give notice to the Company at any time during the five year period commencing three years from the date hereof to the effect that such holder contemplates the transfer of all of his Note Shares under such circumstances that a public offering distribution (within the meaning of the Act) of the Note Shares will be involved, then the Company shall, within sixty (60) days after receipt of such notice, file a registration statement pursuant to the Act, to the end that the Note Shares may be sold under said Act as promptly as practicable thereafter; provided that such holder shall furnish the Company with appropriate information (relating to the intentions of such holder) in connection therewith as the Company shall reasonably request in writing. The Company shall keep such registration statement current for such time, not to exceed six (6) months, as the Holder of the Note Shares may request.
 Notwithstanding the foregoing, the filing of the registration statement contemplated by this Section 2.2 may be delayed for a period not exceeding six
(6) months if the Board of Directors of the Company determines that such delay is in the Company's best interests. The rights granted pursuant to this Section
2.2 may only be exercised (i) on one occasion; and (ii) subsequent to the acquisition of the Note Shares upon conversion of the Note.

2.3 Other Provisions Pertaining to Registration Rights. The following provision of this Article 2 shall also be applicable:

                  (a) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Article 2 hereof; provided, however, that any Holder whose Note Shares are included in such registration statement pursuant to this Article 2 shall, however, bear the fees of his own counsel and accountants and any transfer taxes or underwriting discounts or commissions applicable to the Note Shares sold by him pursuant thereto.

                  (b) The Company shall indemnify and hold harmless each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Note Shares from and against any and any losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Article 2 or any application or other filing under any state securities law caused by any omission or alleged omissions to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which such holder or any such underwriter or any of them may become subject under the Act, the Securities Exchange Act of 1934, as amended, or other Federal or state statutory law or regulation, at common law or otherwise, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished to the Company by any such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act; provided, however, that any such holder or underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement, each person, if any, who controls the Company within the meaning of such Act and each other holder, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Article 2 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission is based upon information furnished to the Company by any such holder or underwriter expressly for use therein.

                  (c) Notwithstanding anything to the contrary herein, the Holder shall not be entitled to register the Note Shares pursuant to
         Section 2.1 or 2.2 hereof if at such time, the Holder is then able, in the opinion of counsel for the Company, to sell such securities pursuant to Rule 144 under the Act, without regard to the volume limitations contained therein.


                                    ARTICLE 3

                                  Miscellaneous

3.1 Notices. Notice shall be given to the Company by certified mail, return receipt requested. Notices to the Company shall be addressed to Quality Products, Inc., 560 Dublin Avenue, Columbus, Ohio 43215, Attention: Bruce Weaver, President, or such other address as the Company may, from time to time advise the Holder. Notices to the Holder shall be addressed to their respective Payment Addresses and shall be given by certified mail, return receipt requested. Notices shall be deemed given on the date mailed.

3.2 Governing Law. This Note shall be governed by the laws of the State of Delaware applicable to agreements executed and to be performed wholly within such state.

3.3 Waiver of Trial by Jury. In any legal proceeding to enforce payment of this Note, the Company waives trial by jury and counterclaims, if any.

                                                        QUALITY PRODUCTS, INC.


                                                       By:/s/ Bruce Weaver
                                                       -------------------
                                                          Bruce Weaver,
                                                          President

                                                                    Exhibit A


                              NOTICE OF CONVERSION


                       [To be Signed Only Upon Conversion
                            of Part or All of Notes]


                             QUALITY PRODUCTS, INC.


                                    The undersigned, the holder of the foregoing
Note, hereby surrenders such Note for conversion into shares of Common Stock of QUALITY PRODUCTS, INC. to the extent of Five Hundred Thousand Dollars $500,000 unpaid principal amount due on such Note, and requests that the certificates for such shares be issued in the name of _________________________, and delivered to ____________________________whose address is __________________________________.




DATED:


___________________________






                               (Signature)

                               Signature must conform in all respects to name of holder as specified on the face of the Note